Exhibit 99.1

Syros Closes $90.5 Million Strategic Financing

CAMBRIDGE, Mass., December 8, 2020 – Syros Pharmaceuticals (NASDAQ:SYRS), a leader in the development of medicines that control the expression of genes, announced today that it has closed a previously announced private financing with a group of institutional accredited investors led by Bain Capital Life Sciences, with participation from new and existing investors, including Ally Bridge Group, Omega Funds, OrbiMed Advisors, EcoR1 Capital, and Samsara BioCapital.

In this financing, Syros sold an aggregate of 10,312,500 shares of its common stock and pre-funded warrants (Pre-Funded Warrants) to purchase an aggregate of 1,000,000 shares of common stock, and accompanying warrants (Warrants) to purchase an aggregate of up to 2,828,125 additional shares of common stock (or Pre-Funded Warrants in lieu thereof) at a price of $8.00 per share and accompanying Warrant (or $7.99 per Pre-Funded Warrant and accompanying Warrant). The price per Pre-Funded Warrant and accompanying Warrant represents the price of $8.00 per share and accompanying Warrant to be sold in the private placement, minus the $0.01 per share exercise price of each such Pre-Funded Warrant. The exercise price of the Warrants is $11.00 per share, or if exercised for a Pre-Funded Warrant in lieu thereof, $10.99 per Pre-Funded Warrant (representing the Warrant exercise price of $11.00 per share minus the $0.01 per share exercise price of each such Pre-Funded Warrant). The Warrants are exercisable at any time during the period beginning on June 8, 2021 and ending on December 8, 2025. The Pre-Funded Warrants are exercisable at any time after their original issuance and will not expire. The gross proceeds from the sales of common stock and Pre-Funded Warrants are $90.5 million, before deducting offering expenses.

Net proceeds from this financing are expected to be used to advance Syros’ clinical development pipeline, business development activities, working capital and other general corporate purposes.

The securities sold in the private placement have not been registered under the Securities Act of 1933, as amended (Securities Act), or any state or other applicable jurisdiction’s securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state or other jurisdictions’ securities laws. The Company has agreed to file a registration statement with the U.S. Securities and Exchange Commission registering the resale of the shares of common stock issued and sold in the private placement no later than the 30th day after the closing of the offering. Any offering of the securities under the resale registration statement will only be by means of a prospectus.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any offer, solicitation or sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful.

About Syros Pharmaceuticals

Syros is redefining the power of small molecules to control the expression of genes. Based on its unique ability to elucidate regulatory regions of the genome, Syros aims to develop medicines that provide a profound benefit for patients with diseases that have eluded other genomics-based approaches. Syros is advancing a robust clinical-stage pipeline, including SY-1425, a first-in-class oral selective RARα agonist in RARA-positive patients with higher-risk myelodysplastic syndrome and acute myeloid leukemia, SY-2101, a novel oral form of arsenic trioxide in patients with acute promyelocytic leukemia, and SY-5609, a highly selective and potent oral CDK7 inhibitor in patients with select solid tumors. Syros also has multiple preclinical and discovery programs in oncology and monogenic diseases. For more information, visit www.syros.com and follow us on Twitter (@SyrosPharma) and LinkedIn.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995, including without limitation statements regarding the use of proceeds from the private placement and the net proceeds from the private placement. The words ‘‘anticipate,’’ ‘‘believe,’’ ‘‘continue,’’ ‘‘could,’’ ‘‘estimate,’’ ‘‘expect,’’ “hope,” ‘‘intend,’’ ‘‘may,’’ ‘‘plan,’’ ‘‘potential,’’ ‘‘predict,’’ ‘‘project,’’ ‘‘target,’’ ‘‘should,’’ ‘‘would,’’ and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results or events could differ materially from the plans, intentions and expectations disclosed in these forward-looking statements as a result of various important factors, including Syros’ ability to: advance the development of its programs under the timelines it projects in current and future clinical trials; demonstrate in any current and future clinical trials the requisite safety, efficacy and combinability of its drug candidates; sustain the response rates and durability of response seen to date with its drug candidates; successfully develop a companion diagnostic test to identify patients with the RARA biomarker; obtain and maintain patent protection for its drug candidates and the freedom to operate under third party intellectual property; obtain and maintain necessary regulatory approvals; identify, enter into and maintain collaboration agreements with third parties; manage competition; manage expenses; raise the substantial additional capital needed to achieve its business objectives; attract and retain qualified personnel; and successfully execute on its business strategies; complete the closing for the private placement; risks described under the caption “Risk Factors” in Syros’ Annual Report on Form 10-K for the year ended December 31, 2019 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2020, each of which is on file with the Securities and Exchange Commission; and risks described in other filings that Syros makes with the Securities and Exchange Commission in the future. In addition, the extent to which the COVID-19 outbreak continues to impact Syros’ workforce and its clinical trial operations activities, and the operations of the third parties on which Syros relies, will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the duration and severity of the outbreak, additional or modified government actions, and the actions that may be required to contain the virus or treat its impact. Any forward-looking statements contained in this press release speak only as of the date hereof, and Syros expressly disclaims any obligation to update any forward-looking statements, whether because of new information, future events or otherwise.

Media Contact:

Naomi Aoki

Syros Pharmaceuticals

617-283-4298

naoki@syros.com

Investor Contact:

Hannah Deresiewicz

Stern Investor Relations, Inc.

212-362-1200

hannah.deresiewicz@sternir.com